UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 18, 2006.

ProUroCare Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 18, 2006, the Company’s Board of Directors appointed Scott E. Smith to the Company’s Board of Directors. Mr. Smith will serve for a term expiring at the Company’s annual meeting of stockholders to be held July 18, 2006. Mr. Smith was also appointed to serve as chairman of the Audit Committee of the Board.

There is no agreement or understanding between Mr. Smith and any other person pursuant to which Mr. Smith was appointed to the Board. Mr. Smith is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company hereby incorporates by reference the press release dated May 24, 2006 attached hereto as Exhibit 99.1 and made a part of this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                           Press release dated May 24, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

	By:	/s/ Maurice R. Taylor
May 24, 2006		Maurice R. Taylor,
Chief Executive Officer